                                                           EXHIBIT (b)(2)(i)


            FIRST AMENDMENT, dated as of January 28, 1997, to the FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT and the 364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT, each of which is dated as of October 2, 1996 (as each of the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreements"), by and among, HFS INCORPORATED, a Delaware corporation (the "Borrower"), the financial institutions parties thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Administrative Agent").

                                  WITNESSETH:

            WHEREAS, the Borrower has requested the Lenders to amend certain provisions of the Credit Agreements upon the terms and conditions set forth herein;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

            1. Defined Terms. Terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements.

            2. Amendments to Credit Agreement. (a) Section 2.22 of each Credit Agreement is hereby amended by deleting from the first sentence following the table the phrase "one or more levels" and substituting therefor the phrase "more than one level".

            (b) Section 6.1 of each Credit Agreement is hereby amended by (i) deleting the word "and" which appears at the end of paragraph (f), (ii) deleting the period at the end of paragraph (g) and substituting therefor the phrase ";and" and (iii) adding the following new paragraph:

                  (h) in addition to the Indebtedness permitted by paragraphs
            (a)-(g) above, Indebtedness of PHH Corporation and its Subsidiaries so long as, after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof, the ratio of Indebtedness of PHH and its Subsidiaries to consolidated shareholders' equity of PHH is less than 10 to 1.

            (c) Section 6.2 of each Credit Agreement is hereby amended by (i) deleting the word "and" which appears at the end of paragraph (b), (ii) deleting the period at the end of paragraph (c) and substituting therefor the phrase ";and" and (iii) adding the following new paragraph (d):

                  (d) in addition of the Guaranties permitted by paragraphs
            (a)-(c) above, performance undertakings executed in connection with the Receivables Facility.

            3. Effective Date. This First Amendment shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and the

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                                                                               2


Required Lenders under each Credit Agreement shall have duly executed and delivered to the Administrative Agent this First Amendment.

            4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that each of the representations and warranties made by the Borrower in the Fundamental Documents is true and correct on and as of the Effective Date, before and after giving effect to the effectiveness of this First Amendment, as if made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

            5. Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this First Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of counsel to the Administrative Agent.

            6. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement and each of the Fundamental Documents are and shall remain in full force and effect.

            7. Governing Law. This First Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            8. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

            IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                              HFS INCORPORATED


                              By: /s/ Stephen P. Holmes
                                 ---------------------------------
                                 Name: Stephen P. Holmes
                                 Title: Executive Vice President
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                                                                               3


                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender

                                    By: /s/ William J. Gaggiano
                                       -----------------------------------
                                       Name:    WILLIAM J. GAGGIANO
                                       Title:   MANAGING DIRECTOR


                                    ABN-AMRO BANK N.V. NEW YORK
                                    BRANCH

                                    By: /s/ George M. Dugan
                                       -----------------------------------
                                       Name:    George M. Dugan
                                       Title:   Vice President

                                    By: /s/ Tuner T. Rogers
                                       -----------------------------------
                                       Name:    Tuner T. Rogers
                                       Title:   Assistant Vice President


                                    BANK OF AMERICA NT&SA

                                    By: /s/ John W. Toorlyab
                                       -----------------------------------
                                       Name:    John W. Toorlyab
                                       Title:   Vice President


                                    THE BANK OF NEW YORK

                                    By: /s/ Eliza S. Adams
                                       -----------------------------------
                                       Name:    Eliza S. Adams
                                       Title:   Vice President

                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ Brian Allen
                                       -----------------------------------
                                       Name:    Brian Allen
                                       Title:   Sr. Relationship Manager


                                    BANK OF TOKYO-MITSUBISHI TRUST
                                    COMPANY

                                    By: /s/ Paula Muller
                                       -----------------------------------
                                       Name:    Paula Muller
                                       Title:   Vice President



                                    BANQUE PARIBAS

                                    By: /s/ Dunne Hekowski
                                       -----------------------------------
                                       Name:    Dunne Hekowski
                                       Title:   Vice President

                                    By: /s/ Mary T. Fennegan
                                       -----------------------------------
                                       Name:    Mary T. Fennegan
                                       Title:   Group Vice President


                                    BAYERISCHE LANDESBANK
                                    GIROZENTRALE
                                    CAYMAN ISLANDS BRANCH

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

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                                                                               5


                                    BAYERISCHE VEREINSBANK, AG, NEW
                                    YORK BRANCH

                                    By: /s/ Marianne H. Eckineier
                                       -----------------------------------
                                       Name:    Marianne H. Eckineier
                                       Title:   Vice President


                                    CIBC, INC.

                                    By: /s/ Timothy E. Doyle
                                       -----------------------------------
                                       Name:
                                       Title:   Authorized Signatore


                                    COMERICA BANK

                                    By: /s/ Chris Georvassilis
                                       -----------------------------------
                                       Name:    Chris Georvassilis
                                       Title:   Vice President


                                    CREDIT LYONNAIS NEW YORK BRANCH

                                    By: /s/ Mary E. Collier
                                       -----------------------------------
                                       Name:    Mary E. Collier
                                       Title:   Vice President


                                    CREDIT SUISSE NEW YORK

                                    By: /s/ Eileen O'Connell Fox
                                       -----------------------------------
                                       Name:    Eileen O'Connell Fox
                                       Title:   Director

                                    By: /s/ Elizabeth A. Whalem
                                       -----------------------------------
                                       Name:    Elizabeth A. Whalem
                                       Title:   Associate

                                    DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK, CAYMAN
                                    ISLAND BRANCH

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    FIRST HAWAIIAN BANK

                                    By: /s/ Scott R. Nanne
                                       -----------------------------------
                                       Name:    Scott R. Nanne
                                       Title:   Assistant Vice President


                                    THE FUJI BANK, LIMITED
                                    NEW YORK BRANCH

                                    By: /s/ Masanobu Kobayaski
                                       -----------------------------------
                                       Name:    Masanobu Kobayaski
                                       Title:   Vice President and Manager


                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED
                                    NEW YORK BRANCH

                                    By: /s/ John V. Veltri
                                       -----------------------------------
                                       Name:    John V. Veltri
                                       Title:   Senior Vice President


                                    MELLON BANK, N.A.

                                    By: /s/ Caroline R. Walsh
                                       -----------------------------------
                                       Name:    Caroline R. Walsh
                                       Title:   Assistant Vice President

                                    NATIONSBANK, N.A.

                                    By: /s/ Eileen C. Higgins
                                       -----------------------------------
                                       Name:    Eileen C. Higgins
                                       Title:   Vice President


                                    THE NORTHERN TRUST COMPANY

                                    By: /s/ Eric Strickland
                                       -----------------------------------
                                       Name:    Eric Strickland
                                       Title:   The Northern Trust


                                    PNC BANK, N.A.

                                    By: /s/ Edward M. Tessalone
                                       -----------------------------------
                                       Name:    Edward M. Tessalone
                                       Title:   Vice President


                                    ROYAL BANK OF CANADA

                                    By: /s/ Sheryl L. Greenberg
                                       -----------------------------------
                                       Name:    Sheryl L. Greenberg
                                       Title:   Manager


                                    THE SAKURA BANK, LIMITED

                                    By: /s/ Yasumura Kikushi
                                       -----------------------------------
                                       Name:    Yasumuru Kikushi
                                       Title:   Senior Vice President

                                    THE SANWA BANK, LIMITED

                                    By: /s/ Yoshinori Yokoo
                                       -----------------------------------
                                       Name:    Yoshinori Yokoo
                                       Title:   Vice President


                                    THE SUMITOMO BANK, LIMITED,
                                    NEW YORK BRANCH

                                    By: /s/ John C. Kiestiner
                                       -----------------------------------
                                       Name:    John C. Kiestiner
                                       Title:   Joint General Manager


                                    SUMMIT BANK

                                    By: /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    THE TOKAI BANK LIMITED NEW YORK
                                    BRANCH

                                    By: /s/ Strot M. Scholin
                                       -----------------------------------
                                       Name:    Strot M. Scholin
                                       Title:   Deputy General Manager


                                    UNITED STATES NATIONAL BANK OF
                                    OREGON

                                    By: /s/ Douglas A. Rich
                                       -----------------------------------
                                       Name:    Douglas A. Rich
                                       Title:   Vice President

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE

                                    By: /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    THE YASUDA TRUST AND BANKING CO.,
                                    LTD.
                                    NEW YORK BRANCH

                                    By: /s/ NORIO MIYSHITA
                                       -----------------------------------
                                       Name:    Norio Miyshita
                                       Title:   Deputy General Manager